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                                                             EXHIBIT 11.1
                                                             ------------



                     THE PMI GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF RESTATED NET INCOME PER SHARE (1)

                 Years Ended December 31, 2000, 1999 and 1998



                                                                           2000                1999               1998
                                                                         --------            --------           --------
                                                                          (Dollars in thousands, except per share data)
Basic net income per common share:
  Net income                                                             $260,212            $204,466           $190,360
  Average common shares outstanding                                        44,254              44,893             47,091
                                                                         --------            --------           --------
    Basic net income per common share                                    $   5.88            $   4.55           $   4.04
                                                                         ========            ========           ========
Diluted net income per common share:

Net Income                                                               $260,212            $204,466           $190,360
                                                                         --------            --------           --------
Average common shares outstanding                                          44,254              44,893             47,091
Net shares to be issued upon exercise of dilutive
  stock option after applying treasury stock method                           765                 351                208
                                                                         --------            --------           --------
Average shares outstanding                                                 45,019              45,244             47,299
                                                                         --------            --------           --------
   Diluted net income per common share                                   $   5.78            $   4.52           $   4.02
                                                                         ========            ========           ========

(1) Restated to conform with Statement of Financial Accounting Standards No. 128, Earnings per Share.